BRUSSELS
CHICAGO                                                         FOLEY : LARDNER
DENVER
DETROIT                                              A T T O R N E Y  A T  L A W
JACKSONVILLE
LOS ANGELES
MADISON
MILWAUKEE
ORLANDO
SACRAMENTO
SAN DIEGO/DEL MAR
SAN FRANCISCO
TALLAHASSEE
TAMPA
WASHINGTON, D.C.
WEST PALM BEACH


                                           July 30, 2003


The Arbitrage Funds
650 Park Avenue
New York, NY  10019

Gentlemen:

     We have acted as counsel for you in connection with the preparation of an amendment to your Registration Statement on Form N-1A relating to the sale by you of an indefinite amount of The Arbitrage Funds shares of beneficial interest (such shares of beneficial interest being hereinafter referred to as the "Shares"), in the manner set forth in the Amended Registration Statement to which reference is made. In this connection we have examined: (a) the Amended Registration statement on Form N-1A; (b) your Declaration of Trust and By-Laws, as amended to date; (c) trustee proceedings relative to the authorization for issuance of the Shares; and (d) such other proceedings, document and records as we have deemed necessary to enable us to render this opinion.

     Based upon the foregoing, we are of the opinion that the shares of Stock when sold as contemplated in the Amended Registration Statement will be legally issued, fully paid and nonassessable.

     We hereby consent to the use of this opinion as an exhibit to the Form N-1A Registration Statement. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

                                           Very truly yours,

                                           /s/ Foley & Lardner

                                           FOLEY & LARDNER





FOLEY & LARDNER                                          CLIENT/MATTER NUMBER
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MILWAUKEE, WISCONSIN  53202-5367


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